                               SECURITY AGREEMENT

         This SECURITY AGREEMENT (this "Agreement"), dated as of April 8, 1995, by and between Powerine Oil Company, a California corporation ("Debtor") and Wickland Oil Company, a California corporation ("Secured Party"), is made with reference to the following:

         A. Debtor and Secured Party have entered into that certain Powerine Petroleum Sale and Storage Agreement, dated as of April 8, 1995 and certain agreements referred to therein (collectively, as amended, supplemented or otherwise modified from time to time, the "Purchase Agreement") pursuant to which, among other things: (i) Debtor shall sell to Secured Party, among other things, certain crude oil, feed stock and blend stock, which commodities subsequently shall be resold by Secured Party to Debtor, and (ii) Secured Party shall sell to Debtor additional crude oil, feed stock and blend stock (all such commodities to be sold by Secured Party to Debtor pursuant to clauses (i) and
(ii) to be collectively referred to as the "Commodities").

         B. As security for the prompt and complete payment or performance of all obligations of Debtor under the Purchase Agreement, Debtor has agreed to grant Secured Party a security interest in the property hereinafter described.

         C. Capitalized terms used herein but not otherwise defined herein shall have the meanings ascribed to them in the Purchase Agreement.

         NOW, THEREFORE, in consideration of the foregoing and the mutual promises and other agreements hereinafter contained, Debtor hereby agrees with Secured Party for its benefit as follows:

              1. Grant of Security Interest. Debtor hereby grants to Secured Party a continuing security interest in the following property of Debtor, wherever located, whether the same is now owned or hereafter acquired (the "Collateral"):

              a) all inventories (including, without limitation, the Commodities, all other crude oil, feed stock and blend stock, fuel oil, refined oil and products and all other petroleum products of every kind, grade or nature) and merchandise, including without limitation raw materials, work in process, finished products, goods in transit, materials used or consumed in the manufacture or production thereof, all packing materials, supplies and containers relating to or used in connection with the foregoing, all goods in which Debtor has an interest in mass or an interest or right as a consignee and all goods which are returned to or repossessed by Debtor, whether used or consumed in Debtor's business, held for sale or lease, furnished under service contracts, or otherwise, and all bills of lading, warehouse receipts, documents of title or general intangibles relating to any of the foregoing (collectively, the "Inventory");

              (b) all goods, farm products, equipment, machinery, tooling, molds, dies, furniture, fixtures (whether or not attached to real property), furnishings, trade fixtures, motor vehicles and rolling stock, materials and parts and all other tangible personal property (collectively, the "Equipment");

              (c) all rights to the payment of money or other form of consideration, accounts, notes, accounts receivable, drafts, documents, chattel paper, choses in action, undertakings, surety bonds, insurance policies, acceptances and all other forms of claims, demands, instruments and receivables, together with all guarantees, security agreements, leases and rights and interests securing the same and all right, title and interest of Debtor in the merchandise which gave or shall give rise thereto, including the right of stoppage in transit, repossession and resale (collectively the "Receivables");

              (d) all agreements, contracts, credits, letters of credit, security agreements, indentures, purchase and sale orders, warranty rights and contract rights of any nature, whether written or oral (including, without limitation, the Purchase Agreement and all related agreements), and all consents or other authorizations relating thereto, to the extent assignable (collectively the "Contracts");

              (e) all licenses, permits, franchises, certificates and other governmental authorizations and approvals of any nature whatsoever, to the extent assignable (collectively the "Licenses and Permits");

              (f) all deposit accounts, including without limitation, all demand, time, savings, passbook, custodial, safekeeping, escrow or like accounts maintained by Debtor with any bank, savings and loan association, credit union or like organization, and all money, cash, cash equivalents, investment securities, deposits and prepayments of Debtor in any such deposit account (all of the foregoing being deemed to be in any such account as soon as the same is put in transit to such account by mail or other courier);

              (g) all trademarks, trade names, trade styles, and service marks (and all prints and labels on which any of the foregoing appear), designs, letters patent of the United States or any other country, other general intangibles, and all registrations, recordings, reissues, extensions, renewals, continuations, continuations-in-part and licenses thereof (including applications for registration and recording);

              (h) all other proprietary rights and confidential information, technology, processes, trade secrets, computer programs, source codes, software, customer lists, sales literature and catalogues, price lists, subscriber information, formulae, goodwill and all applications and registrations relating to any of the foregoing;

              (i) all real property, leases, easements, rights-of-way and other interests in real property;

              (j) all stocks, bonds, debentures, securities, subscription rights, options, warrants, puts, calls, certificates, partnership interests, joint venture interests, investments and/or brokerage accounts and all rights, preferences, privileges, dividends, distributions, redemption payments or liquidation payments with respect thereto;

              (k) all files, correspondence, books and records of Debtor, including without limitation, books of account and ledgers of every kind and nature, all electronically recorded data relating to the Collateral, Debtor or the business thereof, all computer programs, tapes, discs and data processing software containing the same, and all receptacles and containers for such records;

              (l) all other goods, accounts, general intangibles, documents, instruments, rights, interests and properties of every kind and description, tangible or intangible, real or personal;

              (m) all rights, remedies, powers and/or privileges of Debtor with respect to any of the foregoing; and

              (n) all proceeds, replacements, products, additions, accessions and substitutions of any of the foregoing.

         Nothing in this Agreement shall be deemed to constitute an assumption by Secured Party of any liability or obligation of Debtor with respect to any of the Collateral.

         With respect to the Collateral consisting of the Commodities, the security interest granted in this Section 1 with respect to such Collateral is intended to be a purchase money security interest within the meaning of the Uniform Commercial Code of the State of California (the "Code").

              2. Security for Obligations.

              (a) This Agreement secures and the Collateral is collateral security for the prompt payment or performance in full when due, whether by acceleration or otherwise (including the payment of amounts which would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. ss. 362(a)), of all obligations of Debtor to Secured Party now or hereafter arising under the Purchase Agreement and all obligations of Debtor now or hereinafter arising under this Agreement (all such obligations being the "Secured Obligations").

              (b) It is the intention of Debtor that the continuing grant of security interests provided for herein shall remain as security for the payment and performance of the Secured Obligations, whether now existing or hereinafter incurred by future advances or otherwise, and whether or not contemplated by the parties at the date hereof. No notice of the continuing grant of such security interests, therefore, shall be required to be stated on the face of any document representing any such Secured Obligation nor shall it otherwise be necessary to identify any such Secured Obligation as being secured hereby. Any such Secured Obligation shall be deemed to have been made pursuant to Section 9204 of the Code.

              (c) Debtor acknowledges and agrees that the entire Powerine Refinery and all components thereof, including, without limitation, all tanks, pipelines and equipment which may be affixed to real property, are intended to be and remain personal property or trade fixtures which are readily removable and are not intended to be permanently affixed to real property or constitute real property or improvements thereon for any purposes.

              3. Representations and Warranties. Debtor represents and warrants as follows:

              (a) Status of Debtor. Debtor is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and is duly qualified or licensed to conduct business in each jurisdiction in which the nature of its business or assets requires such qualification or licensing under applicable law. Debtor has the requisite power and authority to own its assets and to transact the business in which it is presently engaged and in which it proposes to engage and to grant to Secured Party the security interests in the Collateral as herein provided;

              (b) Binding Agreement. This Agreement has been duly authorized and constitutes the legal, valid and binding obligation of Debtor enforceable against Debtor in accordance with its terms;

              (c) Title to Collateral. Except for the security interests granted to Secured Party hereby and except as otherwise disclosed on Schedule A, Debtor has, and will at all times during the term hereof have, good and marketable title to all and every part of the Collateral, free and clear of any mortgage, pledge, lien, security interest, encumbrance, conditional sale contract, lease or other title retention agreement, or any other adverse claim of any nature whatsoever (collectively, "Lien"), except as otherwise permitted in Section 5(a) hereof. No effective financing statement or other instrument similar in effect covering all or any part of the Collateral is on file in any recording office, except such as may have been filed in favor of Secured Party relating to this Agreement and except as otherwise disclosed on Schedule A or as otherwise permitted in Section 5(a). Upon the execution and delivery of this Agreement by Debtor and the filing of appropriate financing statements with the appropriate governmental agencies or, as applicable, upon Secured Party's taking possession of the Collateral, Secured Party will have a perfected security interest in and to the Collateral having, except with respect to and only to the extent of any existing Liens disclosed on Schedule A, first priority for the full amount of all of the Secured Obligations;

              (d) No Default or Required Consent. Neither the execution and delivery of this Agreement by Debtor nor the effectuation by Secured Party of any of its rights and remedies hereunder, whether upon default or otherwise, will result in a breach of or constitute a default under any charter provision or bylaw of Debtor or any other agreement or instrument to which Debtor is a party or by which any of the Collateral is bound, nor violate any law or any rule or regulation of any administrative agency or any order, writ, injunction or decree of any court or administrative agency, nor does any of the foregoing require the consent of any person, entity or governmental agency or any notice or filing with any governmental or regulatory body (except as may be required in connection with any sale or disposition of the Collateral by laws affecting the offering and sale of securities generally);

              (e) Credit Information. Any and all credit or other information heretofore furnished to Secured Party by Debtor in connection with the Secured Obligations or Debtor's financial condition or the value or condition of the Collateral is true and correct, and all such information hereafter furnished to Secured Party by Debtor will be true and correct when furnished;

              (f) No Litigation. Other than lawsuits filed against Debtor by M.G. Trade Finance Corp., which shall be dismissed, there is no legal, administrative or other proceeding pending or threatened against Debtor's title to the Collateral or against Debtor's grant of a security interest therein hereunder, nor does Debtor know of any basis for the assertion of any such claim;

              (g) Location of Debtor. Schedule B hereto identifies the principal place of business of Debtor and the place where Debtor keeps all of its books and records for its general accounting purposes, including all books and records with respect to the Receivables;

              (h) Location of Collateral. Schedule C hereto identifies all of the locations at which Debtor keeps the Inventory; Schedule E hereto identifies all of the locations at which Debtor keeps the Equipment. Debtor has exclusive possession and control of the Inventory except for Inventory in transit;

              (i) Acquisition of Businesses. Except as specified on Schedule F hereto, Debtor has never acquired the business of another person, nor been the surviving or resulting company in a merger or consolidation, nor obtained assets in a transaction subject to the bulk transfer laws or outside the ordinary course of the seller's business; and

              (j) Use of Other Names. Schedule G hereto identifies all of the corporate and fictitious business and/or trade names which Debtor has used in the past five (5) years.

              4. Affirmative Covenants. Debtor covenants that until such time as all of the Secured Obligations are paid or satisfied in full in cash, unless Secured Party shall otherwise consent in writing:

              (a) Conduct of Business and Maintenance of Assets and Licenses. Debtor shall do or cause to be done all things necessary to preserve in full force and effect its existence, its corporate powers and authority, its qualifications to carry on business in all applicable jurisdictions, and all rights, interests and assets necessary to the conduct of its business;

              (b) Delivery of Collateral. With respect to any Collateral as to which Secured Party's security interest need or may be perfected by, or the priority thereof need be assured by, possession of such Collateral, Debtor shall upon demand of Secured Party deliver possession of same in pledge to Secured Party, endorsed or accompanied by such instruments of assignment or transfer as Secured Party may specify and stamped or marked in such manner as Secured Party may specify;

              (c) Protection of Security and Legal Proceedings. Debtor shall, at its own expense, take any and all actions necessary or desirable to preserve, protect and defend the security interests of Secured Party in the inventory, receivables and any other material items of Collateral (including, without limitation, the Powerine Refinery) and the perfection and priority thereof against any and all adverse claims, including appearing in and defending all actions and proceedings which purport to affect any of the foregoing. Debtor shall promptly reimburse Secured Party for any and all sums, including costs, expenses and reasonable attorneys' fees, which Secured Party may pay or incur in defending, protecting or enforcing its security interests in the Collateral or the perfection or priority thereof;

              (d) Payment of Taxes. Debtor shall pay or cause to be paid all taxes and other levies required by the Purchase Agreement and all taxes and other levies attributable to Debtor's income taxes with respect to the Collateral when the same become due and payable;

              (e) Use and Maintenance of Collateral. Debtor shall comply with all laws, statutes and regulations pertaining to its use and ownership of the Collateral and its conduct of its business, the violation of which would have a material adverse effect on the value or marketability of the Collateral or on Debtor's business; properly care for and maintain all of the Collateral in accordance with good industry practices; keep accurate and complete books and records pertaining to the Collateral in accordance with generally accepted accounting principles; and promptly and completely perform all of its obligations under the Contracts and maintain in full force and effect all of the Licenses and Permits, the violation of which, or the failure to maintain in full force and effect, as the case may be, would have a material adverse effect on the value or marketability of the Collateral or on Debtor's business;

              (f) Insurance. Debtor shall, at its own expense, keep the Collateral insured against loss by fire, theft and other extended coverage hazards as in effect on the date hereof and as required by the Purchase Agreement. All such insurance shall be written by companies and on forms satisfactory to Secured Party, such policies shall provide that coverage shall not lapse for any reason whatsoever without the insurer giving to the Secured Party fifteen (15) days' prior written notice, and the policies of such insurance or, at the election of Secured Party, certificates thereof satisfactory to Secured Party, shall be delivered to Secured Party within ten
(10) days following the date of execution of this Agreement;

              (g) Inspection. Debtor shall give Secured Party such information as may be reasonably requested concerning the Collateral and shall at all reasonable times and upon reasonable notice permit Secured Party and its agents and representatives to enter upon any premises upon which the Collateral is located for the purpose of inspecting the Collateral. Furthermore, Secured Party shall at all reasonable times on reasonable notice have full access to and the right to audit any and all of Debtor's books and records pertaining to the Collateral, to confirm and verify the value of the Collateral and to do whatever else Secured Party reasonably may deem necessary or desirable to protect its interests; provided, however, that any such action which involves communicating with customers of Debtor shall be carried out by Secured Party through Debtor's independent auditors unless an Event of Default (as defined in Section 8 below) occurs and is continuing, in which case Secured Party shall then have the right directly to notify such obligors;

              (h) Notification. Debtor shall notify Secured Party in writing within three (3) business days of the occurrence of (i) an Event of Default or of the occurrence of an event which, with notice or lapse of time, or both, would constitute an Event of Default, or (ii) any event which adversely affects the value of the inventory, receivables and any other material items of Collateral (including, without limitation, the Powerine Refinery), the ability of Debtor or Secured Party to dispose of the Collateral or the rights and remedies of Secured Party in relation thereto; and

              (i) Further Assurances. Debtor agrees that at any time and from time to time, at the expense of Debtor, Debtor will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that Secured Party may request, in order to perfect and to protect any security interest granted or purported to be granted hereby or to enable Secured Party to exercise and to enforce its rights and remedies hereunder with respect to any Collateral.

              5. Negative Covenants.

         Debtor covenants that until such time as all of the Secured Obligations are paid or satisfied in full in cash, without the prior written consent of Secured Party:

              (a) Sale or Hypothecation of Collateral. Debtor shall not directly or indirectly, whether voluntarily, involuntarily, by operation of law or otherwise (i) sell, assign, transfer, exchange, lease, lend, grant any option with respect to or dispose of any of the Collateral (other than inventory and other property sold or leased in the ordinary course of Debtor's business), or any of Debtor's rights therein, nor (ii) create or permit to exist any Lien on or with respect to any of the Collateral, except for the Lien in favor of Secured Party, those disclosed on Schedule A and other immaterial Liens which arise in the ordinary course of business and which do not materially adversely effect the security interests granted to Secured Party hereunder; provided, however, to the extent that a financing statement or Lien is filed or recorded involuntarily against any of the Collateral, Debtor shall have a period of thirty (30) calendar days to cause such financing statement or Lien to be released, but provided further, however, that if the amount of indebtedness secured by any such financing statement or Lien exceeds $____________ in any one instance, or $____________ in the aggregate, such thirty (30) day grace period shall not be available to Debtor. The inclusion of "proceeds" as a component of the Collateral shall not be deemed a consent by Secured Party to any sale, assignment, transfer, exchange, lease, loan, granting of an option with respect to or disposition of all or any part of the Collateral other than in the ordinary course of business;

              (b) Location of Collateral; Changes of Name. Except for inventoried goods sold or leased in the ordinary course of business or vehicles, rolling stock or other property moved in the ordinary course of business, Debtor shall not cause or allow, without giving to Secured Party at least thirty (30) days' prior written notice (i) any of the Collateral to be moved; (ii) move its principal place of business or the location of its books or records; or (iii) change its name, its trade or fictitious business name(s) or its form of doing business;

              (c) Certain Agreements. Debtor shall not cause, suffer or permit to occur any compromise, adjustment, amendment, modification, settlement, waiver, substitution or termination in respect of any Receivable, other than in the ordinary course of business; and

              (d) Preservation of Collateral. Debtor shall not cause or allow anything to be done which might impair, or fail to do anything necessary or advisable in order to preserve, the value of the Collateral and the security interests of Secured Party therein, the occurrence of which or the failure of the occurrence of which would have a material adverse effect on the value or marketability of the Collateral or on Debtor's business.

              6. Secured Party Appointed Attorney-in-Fact. Debtor hereby appoints Secured Party Debtor's attorney-in-fact with full authority in the place and stead of Debtor and in the name of Debtor or otherwise, from time to time (whether before or after an Event of Default) in Secured Party's sole and absolute discretion to take any action and to execute any instrument which Secured Party may deem necessary or advisable to maintain or perfect the security interests granted to it hereunder. Debtor acknowledges that the foregoing grant of power of attorney is coupled with an interest and is irrevocable.

              7. Secured Party May Perform. During the continuance of an Event of Default, if Debtor fails to perform any agreement or covenant contained herein, Secured Party may itself perform or cause the performance of such agreement or covenant, and the expenses of Secured Party incurred in connection therewith, plus interest at the maximum rate permitted by law from the date of such advance to the date of reimbursement, shall be payable by Debtor under
Section 11. However, nothing in this Agreement shall obligate Secured Party to act.

              8. Events of Default. The occurrence of any of the following shall constitute an event of default ("Event of Default") hereunder:

              (a) Default Under Purchase Agreement, Etc. (i) The default in the prompt and complete payment or performance of the Purchase Agreement; or (ii) the default in the prompt and complete payment and performance of any term, condition or covenant in favor of Secured Party contained in this Agreement or in any other instrument delivered pursuant to the Purchase Agreement or pursuant hereto where any such default under this Clause (ii) remains unremedied five (5) business days following delivery of written notice thereof by Secured Party to Debtor;

              (b) Bankruptcy. The insolvency, failure in business or appointment of a receiver to take charge of the business or property of Debtor or Castle, or the commission of an act of bankruptcy, the making of a general assignment for the benefit of creditors or the filing of any petition in bankruptcy by or against any such party or for relief under the Federal Bankruptcy Code, as amended, or under any other laws, whether federal or state, for the relief of debtors, now or hereafter existing, unless the same is dismissed within thirty
(30) days after the filing thereof;

              (c) Inability to Pay Debts. The admission by Debtor or Castle of its inability to pay its debts as they mature;

              (d) Certain Transfers. The transfer of property by Debtor or Castle under circumstances which would entitle a trustee in bankruptcy or similar fiduciary to avoid such transfer under the Federal Bankruptcy Code, as amended, or under any other laws, whether state or federal, for the relief of debtors, now or hereafter existing;

              (e) Appointment of Receiver. The appointment of a receiver, trustee or custodian for Debtor or Castle or for any substantial part of the assets of any of the foregoing parties, or the institution of proceedings for the dissolution or the full or partial liquidation of any of the foregoing parties, unless such receiver or trustee is discharged within thirty (30) days of his or its appointment or such proceedings are discharged within thirty (30) days of their commencement;

              (f) Liens on Collateral. The initiation of steps by any third party to obtain a Lien, levy or writ of attachment or garnishment upon any or all of the Collateral or substantially all of any of the other property of Debtor or Castle or to affect any of the Collateral or any such other property by other legal process, unless the same is dismissed within thirty (30) days after the initiation thereof, the occurrence of which would have a material adverse effect on the value or marketability of the Collateral or on Debtor's business;

              (g) Deterioration of Collateral. The occurrence of any deterioration, depreciation, destruction or impairment of the condition or value of the Collateral, or any part thereof which has a material adverse effect on the value or marketability of the Collateral or on Debtor's business;

              (h) Dissolution of Debtor, Etc. The cessation of Debtor or Castle as a going concern;

              (i) Misrepresentation. Should any representation made by Debtor or Castle to Secured Party concerning the financial condition or credit standing of

Debtor or Castle prove to be false or misleading or should any representation or warranty of Debtor or Castle contained in this Agreement, the Purchase Agreement or in any document, certificate or instrument delivered pursuant thereto or hereto prove to be false or misleading in any material respect;

              (j) Adverse Judgments. Should a final judgment for the payment of money in excess of $500,000 be rendered by any court of competent jurisdiction against Debtor or in excess of $5,000,000 against Castle, and should the same not be discharged or execution thereunder stayed, whether pursuant to appeal or otherwise, within thirty (30) days of the entry thereof, or should any final order, ruling or direction of any competent authority be issued with respect to Debtor or Castle which materially adversely affects Debtor or Castle, or which requires a substantial or material adverse change in the business or affairs of Debtor or Castle, or a material disposition of assets of Debtor or Castle; or

              9. Remedies upon Default. If any Event of Default shall have occurred:

              (a) Acceleration of Indebtedness. Secured Party may declare any or all Secured Obligations, or any part thereof, to be immediately due and payable without demand or notice (and upon the occurrence of any Event of Default specified in Sections 8(b) through 8(e) all Secured Obligations shall without further action by Secured Party become immediately due and payable), and Secured Party may proceed to collect the same.

              (b) Notification to Third Parties. Secured Party may (i) open Debtor's mail and collect any and all amounts due to Debtor from other persons;
(ii) notify any account debtor obligated on any of the Receivables or any purchaser of Collateral or any other person of Secured Party's interest in the Collateral and instruct any such persons to make payments thereon directly to Secured Party; and (iii) notify postal authorities that all mail addressed to Debtor is to be delivered to Secured Party.

              (c) Compromise of Claims. Secured Party may grant extensions, compromise claims and settle Collateral for less than face value, all without prior notice to Debtor.

              (d) Use of Trade Names, Etc. Secured Party may use in connection with any assembly or disposition of the Collateral, any trademark, trade name, trade style, copyright, patent right, technical process or other proprietary right used or utilized by Debtor.

              (e) Other Rights Against Debtor Hereunder. Secured Party may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party under the Code, and Secured Party may also without notice except as specified below sell the Collateral or any part thereof in one or more parcels at public or private sale, for cash, on credit or for future delivery, and upon such other terms as Secured Party in its sole and absolute discretion may deem commercially reasonable, and in connection with any such sale may enter upon the premises on which the Powerine Refinery is located at any time upon reasonable advance notice to Debtor, and may, thereupon, dismantle and remove all or any part of the Powerine Refinery. Debtor agrees that, to the extent notice of sale shall be required by law, at least ten days' notice to Debtor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. Secured Party shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. Secured Party may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Debtor hereby waives any claims against Secured Party arising by reason of the fact that the price at which any Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale, even if Secured Party accepts the first offer received and does not offer such Collateral to more than one offeree, and in all events such sale shall be deemed to be commercially reasonable. At any such public or private sale, Secured Party may be the purchaser of the Collateral.

              (f) Application of Proceeds. Any cash held by Secured Party as Collateral and all cash proceeds received by Secured Party in respect of any sale of, collection from, or other realization upon all or any part of the Collateral may, in the direction of Secured Party, be held by Secured Party as collateral for, and/or then or at any time thereafter applied (after payment of any amounts payable to Secured Party pursuant to Section 11) in whole or in part by Secured Party against all or any part of the Secured Obligations in such order as Secured Party shall elect. Any surplus of such cash or cash proceeds held by Secured Party and remaining after payment in full of all the Secured Obligations shall be paid over to Debtor or to whomsoever may be lawfully entitled to receive such surplus. In a like manner, Debtor shall pay to Secured Party, without demand, whatever amount of the Secured Obligations remains unpaid after the Collateral has been sold and the proceeds applied as aforesaid, together with interest thereon from the date of demand at the highest rate specified in the Note, which interest shall also constitute a part of the Secured Obligations.

              (g) Termination of Agreements. Secured Party may terminate any agreement or commitment of Secured Party for the granting of further credit to Debtor.

              (h) Other Rights. Secured Party shall not be obligated to resort to its rights or remedies with respect to any other security for or guaranty or payment of the Secured Obligations before resorting to its rights and remedies against Debtor hereunder. All rights and remedies of Secured Party shall be cumulative and not in the alternative.

              10. Liability and Indemnification. Secured Party shall not be liable to Debtor for any act (including, without limitation, any act of active negligence) of or omission by Secured Party unless Secured Party's conduct constitutes willful misconduct or gross negligence. Debtor agrees to indemnify and to hold Secured Party harmless from and against all losses, liabilities, claims, damages, costs and expenses (including actual attorneys' fees and disbursements) with respect to (a) any action taken (including, without limitation, any act of active negligence) or any omission by Secured Party with respect to this Agreement, provided that Secured Party's conduct does not constitute willful misconduct or gross negligence, and (b) any claims arising out of Debtor's ownership of the Collateral or Secured Party's security interest therein.

              11. Expenses. Debtor will upon demand pay to Secured Party the amount of any and all expenses, including the reasonable fees and expenses of its counsel and of any experts and agents, which Secured Party may incur in connection with (a) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Collateral, (b) the exercise or enforcement of any of the rights of Secured Party hereunder, and (c) the failure by Debtor to perform or observe any of the provisions hereof.

              12. Security Interest Absolute. All rights of Secured Party and security interests hereunder, and all Secured Obligations of Debtor hereunder, shall be absolute and unconditional irrespective of:

              (a) any lack of validity or enforceability of the Purchase Agreement or any other document or any other agreement or instrument relating thereto;

              (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations, or any other amendment or waiver of or any consent to any departure from the Purchase Agreement or any other document or any other agreement or instrument relating thereto;

              (c) any exchange, release or non-perfection of any other collateral, or any release or amendment or waiver of or consent to departure from any guaranty for all or any of the Secured Obligations; or

              (d) any other circumstance which might otherwise constitute a defense available to, or a discharge of, Debtor.

              13. Amendments, Waiver. No amendment or waiver of any provision of this Agreement nor consent to any departure by Debtor herefrom shall in any event be effective unless the same shall be in writing and signed by Secured Party, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

              14. Notices. All notices, demands and requests of any kind which either party may be required or desires to serve upon the other hereunder shall be in writing and shall be delivered and be effective in accordance with the notice provision of the Purchase Agreement.

              15. Continuing Security Interest; Assignment of Obligations.

              (a) This Agreement shall create a continuing security interest in the Collateral and shall (i) remain in full force and effect until the Secured Obligations have been paid or satisfied in full, subject to Section 16, (ii) be binding upon Debtor, its successors and assigns, (iii) inure, together with the rights and remedies of Secured Party hereunder, to the benefit of Secured Party and its successors, transferees and assigns, (iv) constitute, along with the Purchase Agreement and any other document or any other agreement or instrument relating thereto, the entire agreement between Debtor and Secured Party, and (v) be severable in the event that one or more of the provisions herein is determined to be illegal or unenforceable. Without limiting the generality of the foregoing clause (iii), Secured Party may assign or otherwise transfer any Secured Obligation to any other person or entity, and such other person or entity shall thereupon become vested with all the benefits in respect thereof granted to Secured Party herein or otherwise. Upon the payment in full of the Secured Obligations, Secured Party, at the request and expense of Debtor, shall release the security interests in the Collateral granted herein and execute such termination statements as may be necessary therefor, to the extent that such Collateral shall not have been sold or otherwise applied pursuant to the terms hereof.

              (b) In the event Debtor consummates a refinancing transaction with a third party (a "Refinancing") in which all of the Secured Obligations then outstanding (other than with respect of Debtor's obligations to make payments to Secured Party arising from purchase money transactions effected in the normal course of business as contemplated by the Purchase Agreement) are paid or satisfied in full in cash, Secured Party will subordinate the priority of its Lien in the Collateral (other than (i) Collateral consisting of inventory in which it has a purchase money security interest, and (ii) Collateral consisting of accounts receivable and proceeds arising from Debtor's resale or other disposition of the inventory Collateral referred to in Clause (i) above) to Liens in favor of such third party securing the Refinancing.

              (c) In the event that a sale of all or substantially all of the assets of Debtor or all of Debtor's capital stock is consummated, following or concurrently with a Refinancing meeting all of the requirements of Subsection
(b) above, Secured Party shall release its Liens and security interests in the Collateral (other than (i) Collateral consisting of inventory in which it has a purchase money security interest, and (ii) Collateral consisting of accounts receivable and proceeds arising from Debtor's resale or other disposition of the inventory Collateral referred to in Clause (i) above) pursuant to documents reasonably acceptable to both Secured Party and Debtor.

              16. Reinstatement of Rights. Secured Party's rights hereunder shall be reinstated and revived, and the enforceability of this Agreement shall continue, with respect to any amount at any time paid on account of the Secured Obligations which thereafter shall be required to be restored or returned by Secured Party upon the bankruptcy, insolvency or reorganization of Debtor or Castle, all as though such amount had not been paid.

              17. Governing Law; Terms. This Agreement shall be governed by, and construed in accordance with, the laws of the State of California. Unless otherwise defined herein or in the Purchase Agreement, terms defined in the Code are used herein as therein defined.

              18. TRIAL BY JURY. DEBTOR HEREBY WAIVES, AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE), ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE, CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS AGREEMENT, THE SUBJECT MATTER HEREOF OR ANY PURCHASE DOCUMENT OR ANY SECURED OBLIGATION, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING OR WHETHER IN CONTRACT OR IN TORT OR OTHERWISE.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first above written.


                                   DEBTOR:

                                   POWERINE OIL COMPANY,
                                   a California corporation


                                   By: /s/ A. L. Gualtieri
                                       -----------------------------
                                       A.L. Gualtieri
                                       President

                                   SECURED PARTY:

                                   WICKLAND OIL COMPANY,
                                   a California corporation


                                   By: /s/ John W. Reho
                                      -------------------------------
                                      John W. Reho
                                      Vice President and
                                      Chief Financial Officer